Exhibit 99.1

FOR IMMEDIATE RELEASE

Xtera Announces CFO Appointment of Joe Chinnici

DALLAS, TEXAS, USA – (May 2, 2016) – Xtera Communications, Inc. (NASDAQ: XCOM), a leading provider of high-capacity, cost-effective optical transport solutions, today announced the appointment of Joe Chinnici, the former CFO of Ciena Corporation, as Executive Vice President and Chief Financial Officer, effective May 17, 2016.

"I am pleased that Joe is joining the Xtera management team," said Jon Hopper, President and Chief Executive Officer. "Joe's experience as a seasoned public company CFO will be invaluable to Xtera as we continue to capitalize on the growth opportunities associated with our industry-leading spectrum efficient Raman technology and the industry's growing bandwidth needs."

Chinnici joins Xtera from Twenty First Century Utilities, LLC, an investment firm that acquired GridPoint, Inc., an innovator in comprehensive, data-driven energy management solutions, in November 2015. Chinnici served as GridPoint’s EVP and CFO, for the past five years.

Chinnici has considerable experience in the optical transport industry as he played a key role during his 13 years at Ciena in leading that organization’s financial organization from a start-up VC-backed company through its IPO to become a global optical transport player with annual revenue of $1.6 billion and approximately 5,500 employees. He brings to Xtera a proven track record of partnering with CEOs to formulate and implement strategic plans that foster profitable growth and increasing

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shareholder value by enhancing product portfolios, targeting new markets and developing organizations to fuel these initiatives.

“The optical transport industry has seen many advances during my career,” said Chinnici. “I share Xtera’s belief that we are approaching an inflection point where Xtera’s Wise RamanTM represents another game-changing technology.”

Paul Colan, Xtera’s current CFO, will move into the new and very critical role of Chief Procurement Officer reporting to the company’s President and CEO. “I am also pleased that Paul who has been an instrumental member of our executive team will remain with Xtera," reported Hopper.

About Xtera Communications, Inc.

Xtera Communications, Inc. (NASDAQ: XCOM) is a leading provider of high-capacity, cost-effective optical transport solutions, supporting the high growth in global demand for bandwidth.  Xtera sells solutions to telecommunications service providers, content service providers, enterprises and government entities worldwide.  Xtera’s proprietary Wise RamanTM optical amplification technology leads to capacity and reach performance advantages over competitive products.  Xtera’s solutions enable cost-effective capacity to meet customers’ bandwidth requirements of today and to support their increasing bandwidth demand fueled by the development of data centers and related cloud-based services.

Forward-Looking Statements

This press release contains forward-looking statements based on Xtera’s current expectations. All statements, other than statements of historical facts, included herein are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or

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the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements reflect the current views and assumptions of Xtera and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  Xtera may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Xtera’s forward-looking statements. A discussion of various factors that could cause Xtera’s actual results or achievements to differ from those expressed in such forward-looking statements are included in Xtera’s filings with the Securities and Exchange Commission.  Subsequent events may cause these expectations to change, and Xtera disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

For more information, visit www.xtera.com, contact info@xtera.com or connect via LinkedIn, Twitter, Facebook and YouTube.

Investor Contact:

David H. Allen | +1 408 427 4463 | IR@xtera.com

Marketing & Sales Contact:

Bertrand Clesca | +33 1 45 48 15 67 | marketing@xtera.com

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